Exhibit 21.1

SUBSIDIARIES OF INVENTIV GROUP HOLDINGS, INC.

Subsidiary	State or Other Jurisdiction of Formation
Addison Whitney LLC	North Carolina

Adheris, LLC	Delaware

Allidura Communications LLC	Delaware

Beijing PharmaNet Medical & Drug Science and Technology Company Limited	China

Biosector 2 Limited	United Kingdom

BioSector 2 LLC	New York

Blue Diesel, LLC	Ohio

Cadent Medical Communications, LLC	Ohio

Campbell Alliance (Europe) GmbH	Switzerland

inVentiv Health Consulting, Inc.	North Carolina

Campbell Alliance, Ltd.	Delaware

Chamberlain Communications Group LLC	Delaware

Chamberlain Communications UK Limited	United Kingdom

Chandler Chicco (UK) Limited	United Kingdom

Chandler Chicco Agency S.a.r.l.	France

Chandler Chicco Agency, L.L.C.	New York

Encuity Research LLC	Delaware

Gerbig Snell/Weisheimer Advertising, LLC	Ohio

Subsidiary	State or Other Jurisdiction of Formation
Haas & Health Partner Public Relations GmbH	Germany

i3 Latin America Brasil Servicos de Pesquisa Clinica Ltda.	Brazil

i3 Switzerland S.a.r.l.	Switzerland

Improved Outcome Kabushiki Kaisha	Japan

InChord Global, LLC	Ohio

inChord Holding Corporation	Delaware

inVentiv Canada Inc.	Canada - Alberta

inVentiv Clinical Solutions Pesquisa Clinica Ltda.	Brazil

inVentiv Clinical, LLC	Delaware

inVentiv Commercial Services, LLC	New Jersey

inVentiv Communications, Inc.	Ohio

inVentiv Digital + Innovation, LLC	New York

inVentiv European Holdings Limited	United Kingdom

inVentiv Health (Hong Kong) Limited	Hong Kong

inVentiv Health (Malaysia) SDN. BHD.	Malaysia

inVentiv Health (Shanghai) Inc. Ltd.	China

inVentiv Health (Thailand) Limited	Thailand

inVentiv Health Belgium SPRL	Belgium

Subsidiary	State or Other Jurisdiction of Formation
inVentiv Health Bulgaria EOOD	Bulgaria

inVentiv Health Clinical Argentina S.A.	Argentina

inVentiv Health Clinical Australia Pty. Limited	Australia

inVentiv Health Clinical Canada Holdco ULC	Canada - Nova Scotia

inVentiv Health Clinical Chile S.A.	Chile

inVentiv Health Clinical Colombia S.A.S.	Colombia

inVentiv Health Clinical Costa Rica, S.A.	Costa Rica

inVentiv Health Clinical Croatia d.o.o.	Croatia

inVentiv Health Clinical Denmark ApS	Denmark

inVentiv Health Clinical France SARL	France

inVentiv Health Clinical GmbH	Austria

inVentiv Health Clinical Ireland Limited	Ireland

inVentiv Health Clinical Israel Limited	Israel

inVentiv Health Clinical Lab, Inc.	New Jersey

inVentiv Health Clinical LP	Canada - Ontario

inVentiv Health Clinical Mexico, S.A. de C.V.	Mexico

inVentiv Health Clinical Peru S.A.	Peru

inVentiv Health Clinical Poland Sp. z. o.o.	Poland

inVentiv Health Clinical Research Services, LLC	Delaware

inVentiv Health Clinical Romania SRL	Romania

Subsidiary	State or Other Jurisdiction of Formation
inVentiv Health Clinical Slovakia s.r.o.	Slovakia

inVentiv Health Clinical Spain, S.L.	Spain

inVentiv Health Clinical SRE, LLC	Delaware

inVentiv Health Clinical SRS, LLC	Florida

inVentiv Health Clinical UK Limited	United Kingdom

inVentiv Health Clinical Uruguay SRL	Uruguay

inVentiv Health Clinical, Inc.	Delaware

inVentiv Health Clinical, LLC	Delaware

inVentiv Health Clinique Inc.	Canada - Quebec

inVentiv Health Commercial Europe Limited	United Kingdom

inVentiv Health Commercial France Sarl	France

inVentiv Health Commercial Germany GmbH	Germany

inVentiv Health Commercial Italy S.R.L.	Italy

inVentiv Health Commercial Spain S.L.	Spain

inVentiv Health Commercial UK Limited	United Kingdom

inVentiv Health Communications Europe GmbH	Germany

inVentiv Health Communications Europe GmbH	Switzerland

inVentiv Health Communications Europe Studio Services GmbH	Germany

inVentiv Health Communications Srl.	Italy

inVentiv Health Czech Republic, s.r.o.	Czech Republic

Subsidiary	State or Other Jurisdiction of Formation
inVentiv Health d.o.o. Beograd	Serbia

inVentiv Health Finland Oy	Finland

inVentiv Health Germany GmbH	Germany

inVentiv Health Greece Clinical and Commercial Services Single Member Limited Liability Company	Greece

inVentiv Health Holdings (Hong Kong) Limited	Hong Kong

inVentiv Health Holdings Germany GmbH	Germany

inVentiv Health Hungary Kft.	Hungary

inVentiv Health Italy S.r.l	Italy

inVentiv Health Japan G.K.	Japan

inVentiv Health Korea, LLC	South Korea

inVentiv Health Netherlands B.V.	Netherlands

inVentiv Health Philippines, Inc.	Philippines

inVentiv Health Public Relations, LLC	Delaware

inVentiv Health Singapore Pte. Ltd.	Singapore

inVentiv Health Strategic Resourcing Germany GmbH	Germany

inVentiv Health Sweden AB	Sweden

inVentiv Health Switzerland GmbH	Switzerland

inVentiv Health Turkey Klinik Hizmetleri Ve Ticaret Limited Sirketi	Turkey

inVentiv Health Ukraine LLC	Ukraine

Subsidiary	State or Other Jurisdiction of Formation
inVentiv Health, Inc.	Delaware

inVentiv Holdings, Inc.	Delaware

inVentiv International Pharma Services Private Ltd.	India

inVentiv Medical Communications GmbH	Germany

inVentiv Medical Communications, LLC	Ohio

inVentiv Medical Management LLC	Georgia

inVentiv Mexico S. del R.L. de C.V.	Mexico

inVentiv Midco Holdings, Inc.	Delaware

IVH Logistics Solutions, LLC	Delaware

Limited Liability Company inVentiv Health Clinical	Russia

Litmus Medical Marketing & Education Limited	United Kingdom

Litmus Medical Marketing Services LLC	New York

Navicor Group, LLC	Ohio

Palio + Ignite, LLC	Ohio

Patient Marketing Group, LLC	New Jersey

Pharma Holdings, Inc.	Delaware

Pharmaceutical Institute, LLC	North Carolina

Pharmaceutical Resource Solutions of Puerto Rico, Inc.	Puerto Rico

PharmaNet Company	Canada - Nova Scotia

Subsidiary	State or Other Jurisdiction of Formation
PharmaNet Coöperatie U.A.	Netherlands

PharmaNet do Brasil Servicos Clinicos Ltda.	Brazil

PharmaNet Holdings B.V.	Netherlands

PharmaNet Limited	United Kingdom

PharmaNet Pty. Limited	Australia

PharmaNet Taiwan Ltd.	Taiwan

PNET US, LLC	Delaware

Redwood Insurance Company	Vermont

South Florida Kinetics C.V.	Netherlands

South Florida Kinetics Holdings C.V.	Netherlands

South Florida Kinetics, Inc.	Florida

Studio 1 SA	France

Substrat’ Homme SAS	France

Taylor Strategy Partners, LLC	Ohio

Terre Neuve SAS	France

The Selva Group, LLC	Ohio